EXHIBIT 99.1

YUBO INTERNATIONAL BIOTECH LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY PROFORMA COMBINED BALANCE SHEETS As of December 31, 2020 (Expressed in US Dollars)

	Yubo International Biotech (Parent)	Yubo International Biotech (Beijing) Limited. (VIE)	Others (Holding companies)[1]	Proforma Adjustments	Proforma Combined

ASSETS
Current assets
Cash	$-	746,613	$635,912	-	$1,382,525
Receivables	-	2,316	-	-	2,316
Prepaid expenses	-	27,160	-	-	27,160
Inventory	-	67,144	-	-	67,144
Due from related parties	-	429,648	-	-	429,648
Total Current Assets	-	1,272,881	635,912	-	1,908,793

Property and equipment, net	-	79,153	-	-	79,153
Intangible assets, net	-	54,912	-	-	54,912
Operating lease right of use asset	-	315,207	-	-	315,207
Lease security deposit	-	86,811	-	-	86,811
Total Assets	$-	1,808,964	$635,912	-	$2,444,876
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$7,426	101,175	$-	(7,426)	$101,175
Customer deposits	-	11,028	-	-	11,028
Advances from prospective customers distributors	-	757,896	-	-	757,896
Due to related parties	-	91,951	-	-	91,951
Operating lease liability – current	-	315,207	-	-	315,207
Total Current Liabilities	7,426	1,277,257	-	(7,426)	1,277,257

Non-current liabilities
Operating lease liability - non-current	-	-	-	-	-
Total Liabilities	7,426	1,277,257	-		1,277,257

Commitments and contingencies	-	-	-	-	-

Shareholders’ Equity:
Common Stock	117,879	1,015	-	(1,894)	117,000
Additional Paid in Capital	28,716,419	1,357,602	750,000	(28,832,404)	1,991,617
Accumulated deficit	(28,841,724)	(828,906)	(114,088)	28,841,724	(942,994)
Accumulated other comprehensive income (loss)	-	1,996	-	-	1,996
Total Shareholders’ Equity	(7,426)	531,707	635,912	7,426	1,167,619
Total Liabilities and Shareholders’ Equity	$-	1,808,964	$635,912	7,426	$2,444,876

_________________

1 Include our non-US holding companies: Platinum International Biotech Co. Ltd., a Cayman Island company, Platinum International Biotech (Hong Kong) Limited, a Hong Kong company, and Yubo International Biotech (Chengdu) Limited, a PRC company and a wholly foreign owned enterprise.

YUBO INTERNATIONAL BIOTECH LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY
PROFORMA COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
For the year ended December 31, 2020
(Expressed in US Dollars)

	Yubo International Biotech (Parent)	Yubo International Biotech (Beijing) Limited (VIE)	Others (Holding companies) [2]	Proforma Adjustments	Proforma Combined

Revenue
Sales	$-	$1,353,868	$-	-	$1,353,868
Cost of Goods Sold	-	(114,272)	-		(114,272)
Gross Profit	-	1,239,596	-		1,239,596
Operating expenses:
Sales commissions	-	660,963	-	-	660,963
Employee compensation	-	260,689	-	-	260,689
Occupancy	-	279,191	-	-	279,191
Depreciation and amortization of property and equipment	-	8,966	-	-	8,966
Amortization of intangible assets	-	4,096	-	-	4,096
Other operating expenses	57,724	623,401	114,088	(57,724)	737,489
Total Operating Expenses	57,724	1,837,307	114,088	(57,724)	1,951,395
Income (loss) from operations	(57,724)	(597,711)	(114,088)	57,724	(711,799)

Other Income (Expenses)
Interest expenses	(53,000)	(3)	-	53,000	(3)
Gain from debt extinguishment	191,000	-	-	(191,000)	-
Gain from settlement of accounts and due to related party	167,000	-	-	(167,000)	-
Total Other Income (Expenses)	305,000	(3)	-	(305,000)	(3)

Loss before Provision for Income Tax	247,276	(597,714)	(114,088)	(247,276)	(711,802)

Provision for Income Tax	-	-	-		-

Net loss	$247,276	$(597,714)	$(114,088)	(247,276)	$(711,802)

*Yubo International Biotech Limited and Yubo International Biotech (Beijing) had different fiscal year end. The income statement of Yubo International Biotech Limited for the year ended December 31, 2020 presented herein only included 10 month of financial information (March 2020 to December 2020).

_________________

2 Include our non-US holding companies: Platinum International Biotech Co. Ltd., a Cayman Island company, Platinum International Biotech (Hong Kong) Limited, a Hong Kong company, and Yubo International Biotech (Chengdu) Limited, a PRC company and a wholly foreign owned enterprise.

YUBO INTERNATIONAL BIOTECH LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY PROFORMA COMBINED STATEMENTS OF CASH FLOWS For the year ended December 31, 2020 (Expressed in US Dollars)
	Yubo International Biotech (Parent)	Yubo International Biotech (Beijing) Limited (VIE)	Others (Holding companies) [3]	Proforma Adjustments	Proforma Combined

Cash flows from operating activities:
Net loss	$247,276	$(597,714)	$(114,088)	$(247,276)	(711,802)
Adjustments to reconcile net loss to net cash used in operating activities:				-	-
Company expenses paid by Platinum International Biotech Co. Ltd (Cayman Islands) and affiliates	22,298	-	-	(22,298)	-
Gain from debt extinguishment	(191,000)	-	-	191,000	-
Gain from settlement of accounts payable	(167,000)	-	-	167,000	-
Depreciation and amortization	-	13,063	-	-	13,063
Changes in operating assets and liabilities:				-	-
Receivables	-	(2,316)	-	-	(2,316)
Prepaid expense	-	34,929	-	-	34,929
Inventory	-	(67,144)	-	-	(67,144)
Due from related parties	-	(30,397)	-	-	(30,397)
Lease security deposit	-	(3,425)	-	-	(3,425)
Accounts payable and accrued expenses	15,426	101,175	-	(15,426)	101,175
Customer deposits	-	11,028	-	-	11,028
Advances from prospective customers/distributors	-	757,896	-	-	757,896
Due to related parties	62,000	(1,901)	-	(62,000)	(1,901)
Net cash used in operating activities	$(11,000)	$215,194	$(114,088)	$11,000	101,107

Cash flows from investing activities:
Purchases of property and equipment	-	(42,556)	-	-	(42,556)
Purchases of intangible assets	-	(54,912)	-	-	(54,912)
Net cash used in investing activities	-	(97,468)	-		(97,468)

Cash flows from financing activities:
Capital Contributions to Yubo Beijing	-	634,756	-	-	634,756
Proceeds received from notes payable to related parties	10,000	-	-	(10,000)	-
Sale of ordinary shares on September 11, 2020	-	-	750,000	-	750,000
Net cash provided by financing activities	10,000	634,756	750,000	(10,000)	1,384,756

Effect of exchange rate changes	-	(7,131)	-	-	(7,131)

Net increase (decrease) in cash	(1,000)	745,351	635,912	1,000	1,381,264
Cash at beginning of period	1,000	1,262	-	(1,000)	1,262
Cash at end of period	$-	$746,613	$635,912	$-	1,382,525
Supplemental Cash Flow Information:
Income taxes paid	$-	$-	$-	$-	-
Interest paid	$-	$-	$-	$-	-
Non-cash Investing Activities:
Operating lease right of use asset acquired	$-	$688,631	$-		$688,631

*Yubo International Biotech Limited and Yubo International Biotech (Beijing) had different fiscal year end. The cash flow statement of Yubo International Biotech Limited for the year ended December 31, 2020 presented herein only included 10 month of financial information (March 2020 to December 2020).

_________________

3 Include our non-US holding companies: Platinum International Biotech Co. Ltd., a Cayman Island company, Platinum International Biotech (Hong Kong) Limited, a Hong Kong company, and Yubo International Biotech (Chengdu) Limited, a PRC company and a wholly foreign owned enterprise.

YUBO INTERNATIONAL BIOTECH LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY PROFORMA COMBINED BALANCE SHEETS As of December 31, 2019 (Expressed in US Dollars)
	Yubo International Biotech (Parent)*	Yubo International Biotech (Beijing) Limited. (VIE)	Others (Holding companies) [4]	Proforma Adjustments	Proforma Combined

ASSETS
Current assets
Cash	$1,000	1,262	$-	$(1,000)	$1,262
Receivables	-	-	-	-	-
Prepaid expenses	-	62,089	-	-	62,089
Inventory	-	-	-	-	-
Due from related parties	-	399,251	-	-	399,251
Total Current Assets	1,000	462,602	-	(1,000)	462,602

Property and equipment, net	-	36,597	-	-	36,597
Intangible assets, net	-	-	-	-	-
Operating lease right of use asset	-	546,350	-	-	546,350
Lease security deposit	-	83,386	-	-	83,386
Total Assets	$1,000	1,128,935	$-	$(1,000)	$1,128,935
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$393,000	-	$-	$(393,000)	$-
Note payable and accrued interest payable to related parties	1,406,000			(1,406,000)	-
Customer deposits	-	-	-	-	-
Advances from prospective customers/distributors	-	-	-	-	-
Due to related parties	-	93,852	-	-	93,852
Operating lease liability – current	-	262,928	-	-	262,928
Total Current Liabilities	1,799,000	356,780	-	(1,799,000)	356,780

Non-current liabilities
Operating lease liability - non-current	-	283,422	-	-	283,422
Total Liabilities	1,799,000	640,202	-		640,202

Commitments and contingencies	-	-	-	-	-

Shareholders’ Equity:
Common Stock	1,180	-	-	114,065	115,245
Additional Paid in Capital	27,289,820	723,861	-	(27,405,065)	608,616
Accumulated deficit	(29,089,000)	(231,193)	-	29,089,000	(231,193)
Accumulated other comprehensive income (loss)	-	(3,935)	-	-	(3,935)
Total Shareholders’ Equity	(1,798,000)	488,733	-	1,798,000	488,733
Total Liabilities and Shareholders’ Equity	$1,000	1,128,935	$-	$1,798,000	$1,128,935

*Yubo International Biotech Limited and Yubo International Biotech (Beijing) had different fiscal year end. The balance sheet of Yubo International Biotech Limited as of December 31, 2019 presented herein represents February 29, 2020.

_________________

4 Include our non-US holding companies: Platinum International Biotech Co. Ltd., a Cayman Island company, Platinum International Biotech (Hong Kong) Limited, a Hong Kong company, and Yubo International Biotech (Chengdu) Limited, a PRC company and a wholly foreign owned enterprise.

YUBO INTERNATIONAL BIOTECH LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY
PROFORMA COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
For the year ended December 31, 2019
(Expressed in US Dollars)

	Yubo International Biotech (Parent)	Yubo International Biotech (Beijing) Limited (VIE)	Others (Holding companies) [5]	Proforma Adjustments	Proforma Combined

Revenue
Sales	$-	$-	$-	$-	$-
Cost of Goods Sold	-	-	-	-	-
Gross Profit	-	-	-		-
Operating expenses:
Sales commissions	-	-	-		-
Employee compensation	-	4,951	-	-	4,951
Occupancy	-	101,702	-	-	101,702
Depreciation and amortization of property and equipment	-	91	-	-	91
Amortization of intangible assets	-	-	-	-	-
Other operating expenses	29,000	124,322	-	(29,000)	124,322
Total Operating Expenses	29,000	231,066	-	(29,000)	231,066
Income (loss) from operations	(29,000)	(231,066)	-	29,000	(231,066)

Other Income (Expenses)
Interest expenses	(105,000)	(127)	-	105,000	(127)
Gain from debt extinguishment		-	-	-	-
Gain from settlement of accounts and due to related party		-	-	-	-
Total Other Income (Expenses)	(105,000)	(127)	-	105,000	(127)

Loss before Provision for Income Tax	(134,000)	(231,193)	-	134,000	(231,193)
					-
Provision for Income Tax	-	-	-		-

Net loss	$(134,000)	$(231,193)	$-	$134,000	$(231,193)

*Yubo International Biotech Limited and Yubo International Biotech (Beijing) had different fiscal year end. The income statement of Yubo International Biotech Limited for the year ended December 31, 2019 presented herein represents income statement for the year ended February 29, 2020.

_________________

5 Include our non-US holding companies: Platinum International Biotech Co. Ltd., a Cayman Island company, Platinum International Biotech (Hong Kong) Limited, a Hong Kong company, and Yubo International Biotech (Chengdu) Limited, a PRC company and a wholly foreign owned enterprise.

YUBO INTERNATIONAL BIOTECH LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY PROFORMA COMBINED STATEMENTS OF CASH FLOWS For the year ended December 31, 2019 (Expressed in US Dollars)
	Yubo International Biotech (Parent)	Yubo International Biotech (Beijing) Limited (VIE)	Others (Holding companies) [6]	Proforma Adjustments	Proforma Combined

Cash flows from operating activities:
Net loss	$(134,000)	$(231,193)	$-	$134,000	$(231,193)
Adjustments to reconcile net loss to net cash used in operating activities:				-	-
Company expenses paid by Platinum International Biotech Co. Ltd (Cayman Islands) and affiliates	-	-	-	-	-
Gain from debt extinguishment	-	-	-	-	-
Gain from settlement of accounts payable	-	-	-	-	-
Depreciation and amortization	-	91	-	-	91
Changes in operating assets and liabilities:	-	-		-	-
Receivables	-	-	-	-	-
Prepaid expense	-	(62,089)	-	-	(62,089)
Inventory	-	-	-	-	-
Due from related parties	-	(399,251)	-	-	(399,251)
Lease security deposit	-	(83,386)	-	-	(83,386)
Accounts payable and accrued expenses	112,000	-	-	(112,000)	-
Customer deposits	-	-	-	-	-
Advances from prospective customers/distributors	-	-	-	-	-
Due to related parties	-	93,707	-	-	93,707
Net cash used in operating activities	$(22,000)	$(682,121)	$-	$22,000	$(682,120)

Cash flows from investing activities:
Purchases of property and equipment	-	(36,983)	-	-	(36,983)
Purchases of intangible assets	-	-	-	-	-
Net cash used in investing activities	-	(36,983)	-	-	(36,983)

Cash flows from financing activities:
Capital Contributions to Yubo Beijing	-	723,861	-	-	723,861
Proceeds received from notes payable to related parties	19,000	-	-	(19,000)	-
Sale of ordinary shares on September 11, 2020	-	-	-	-	-
Net cash provided by financing activities	19,000	723,861	-	(19,000)	723,861

Effect of exchange rate changes	-	(3,640)	-	-	(3,640)

Net increase (decrease) in cash	(3,000)	1,117	-	3,000	1,118
Cash at beginning of period	4,000	145	-	(4,000)	145
Cash at end of period	$1,000	$1,262	$-	$(1,000)	$1,262
Supplemental Cash Flow Information:
Income taxes paid	$-	$-	$-	$-	$-
Interest paid	$-	$-	$-	$-	$-
Non-cash Investing Activities:
Operating lease right of use asset acquired	$-	$688,631	$-	$-	$688,631

*Yubo International Biotech Limited and Yubo International Biotech (Beijing) had different fiscal year end. The income statement of Yubo International Biotech Limited for the year ended December 31, 2019 presented herein represents income statement for the year ended February 29, 2020.

_________________

6 Include our non-US holding companies: Platinum International Biotech Co. Ltd., a Cayman Island company, Platinum International Biotech (Hong Kong) Limited, a Hong Kong company, and Yubo International Biotech (Chengdu) Limited, a PRC company and a wholly foreign owned enterprise.